Exhibit 99.2

Sarepta Therapeutics Prices $475 Million of Convertible Senior Notes Due 2024

— Chief executive officer purchases approximately $2 million of shares of Sarepta’s common stock —

CAMBRIDGE, Mass., November 8, 2017 (GLOBE NEWSWIRE) — Sarepta Therapeutics, Inc. (NASDAQ: SRPT), a commercial-stage biopharmaceutical company focused on the discovery and development of precision genetic medicines to treat rare neuromuscular diseases, today announced the pricing of $475 million aggregate principal amount of convertible senior unsecured notes that will mature on November 15, 2024. The notes are being offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Sarepta has also granted the initial purchasers of the notes an option to purchase up to an additional $95 million aggregate principal amount of the notes, solely to cover over-allotments. The sale of the notes to the initial purchasers is expected to settle on November 14, 2017, subject to customary closing conditions.

Concurrently with pricing of the offering, Douglas Ingram, Sarepta’s president and chief executive officer, purchased approximately $2 million of shares of Sarepta’s common stock from certain purchasers of notes in privately negotiated transactions effected through one or more of the initial purchasers of the notes or their respective affiliates. The purchase price per share of the common stock purchased by Mr. Ingram from certain purchasers of notes was $52.44, the closing price per share of Sarepta’s common stock on November 8, 2017.

The notes will bear cash interest at a rate of 1.50%, payable on May 15 and November 15 of each year, beginning on May 15, 2018. The notes will not be redeemable prior to maturity. The notes will be convertible, only during certain periods and subject to certain circumstances, into cash, shares of Sarepta common stock, or a combination of cash and shares of Sarepta common stock, at Sarepta’s election. The initial conversion rate for the notes is 13.6210 shares of Sarepta’s common stock per $1,000 principal amount of the notes, which is equivalent to an initial conversion price of approximately $73.42 per share of Sarepta’s common stock, representing an approximately 40% conversion premium based on the last reported sale price of Sarepta’s common stock of $52.44 per share on November 8, 2017.

Sarepta estimates that the net proceeds of the offering will be approximately $421 million (or approximately $505 million if the initial purchasers’ over-allotment option is exercised in full), after deducting the initial purchasers’ discounts and commissions and the net cost of the capped call transactions (described below), but prior to deducting estimated offering expenses. Sarepta intends to use the remainder of the net proceeds from the offering to strengthen its balance sheet, improve its capital structure and to fund general corporate purposes.

In connection with the pricing of the notes, Sarepta also entered into privately negotiated capped call transactions with one or more of the initial purchasers and/or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to Sarepta’s common stock upon conversion of the notes and/or offset any cash payments Sarepta is required to make in excess of the principal amount of converted notes, as the case may be, in the event that the market price per share of Sarepta’s common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the notes, and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the notes. If, however, the market price per share of Sarepta’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, upon conversion of the notes to the extent that such market price exceeds the cap price of the capped call transactions. The cap price of the capped call transactions will initially be $104.88 per share, which represents a premium of 100% over the last reported sale price of Sarepta’s common stock of $52.44 per share on November 8, 2017, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers of the notes exercise their over-allotment option, Sarepta expects to enter into additional capped call transactions with the option counterparties.

Sarepta expects that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates will purchase shares of Sarepta’s common stock and/or enter into various derivative transactions with respect to Sarepta’s common stock concurrently with or shortly after the pricing of the notes. This activity could impact the market price of Sarepta’s common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to Sarepta’s common stock and/or by purchasing or selling Sarepta’s common stock or other securities of Sarepta’s in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also impact the market price of Sarepta’s common stock or the notes, which could affect the ability of holders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares of Sarepta’s common stock and value of the consideration that holders will receive upon conversion of the notes.

The offer and sale of the notes are not being registered under the Securities Act, or any state securities laws. The notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such jurisdiction.

About Sarepta Therapeutics

Sarepta Therapeutics is a commercial-stage biopharmaceutical company focused on the discovery and development of precision genetic medicines to treat rare neuromuscular diseases. The Company is primarily focused on rapidly advancing the development of its potentially disease-modifying Duchenne muscular dystrophy (DMD) drug candidates.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements regarding the estimated net proceeds of the offering and Sarepta’s anticipated use of such net proceeds. These forward-looking statements involve risks and uncertainties, many of which are beyond Sarepta’s control, including but not limited to those related to whether or not Sarepta will be able to consummate the offering and the capped call transactions on the timeline or with the terms anticipated, if at all. Applicable risks also include those that are included in the “Risk Factors” section of Sarepta’s Quarterly Report on Form 10-Q for the three months ended September 30, 2017, in addition to the risk factors that are included from time to time in Sarepta’s subsequent SEC filings. Investors are cautioned not to rely on these forward-looking statements when making an investment decision. Any forward-looking statement in this press release represents Sarepta’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Sarepta does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by applicable law.

Source: Sarepta Therapeutics, Inc.

Media and Investors:

Sarepta Therapeutics, Inc.

Ian Estepan, 617-274-4052

iestepan@sarepta.com

or

W2O Group

Brian Reid, 212-257-6725

breid@w2ogroup.com